Exhibit 4.1

IMMUNOCORE HOLDINGS PLC
AND
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee
FIRST SUPPLEMENTAL INDENTURE
Dated as of March 17, 2025
2.50% Convertible Senior Notes due 2030

FIRST SUPPLEMENTAL INDENTURE, dated as of March 17, 2025 (this “Supplemental Indenture”), among Immunocore Holdings plc, a public limited company incorporated under the laws of England and Wales (the “Company”), as issuer, and U.S. Bank Trust Company, National Association, a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”), to the Indenture, dated as of February 2, 2024 (as supplemented or otherwise modified prior to the date hereof, the “Indenture”), between the Company and the Trustee.
WHEREAS, the Company has heretofore executed and delivered the Indenture, pursuant to which the Company issued its 2.50% Convertible Senior Notes due 2030 (the “Notes”) in the original aggregate principal amount of $402,500,000;
WHEREAS, Section 10.01(f) of the Indenture provides that the Company and the Trustee may enter into any supplemental indenture without the consent of any Holder to make any change that does not adversely affect the rights of any Holder in any material respect, as certified by the Company in an Officer’s Certificate;
WHEREAS, in connection with the execution and delivery of this Supplemental Indenture, the Trustee has received an Officer’s Certificate and an Opinion of Counsel as contemplated by Sections 10.05 and 17.05 of the Indenture; and
WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and have satisfied all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms.
WITNESSETH:
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company covenants and agrees with the Trustee as follows for the equal and ratable benefit of the Holders:
ARTICLE I
DEFINITIONS
Section 1.01        Definitions in the Supplemental Indenture. Unless otherwise specified herein or the context otherwise requires:
(a)         a term defined in the Indenture has the same meaning when used in this Supplemental Indenture unless the definition of such term is amended or supplemented pursuant to this Supplemental Indenture;
(b)         the terms defined in this Article and in this Supplemental Indenture include the plural as well as the singular; and
(c)         unless otherwise stated, a reference to a Section or Article is to a Section or Article of this Supplemental Indenture.

ARTICLE II
AMENDMENTS TO INDENTURE
Section 2.01        Amendments to Indenture.
(a)         Section 7.08 of the Indenture shall be amended to add the following sentence at the end of such section: “The Trustee shall comply with Section 310(b) of the Trust Indenture Act.”
(b)         Article 7 of the Indenture shall be amended by adding the following section at the end of such Article as Section 7.13:
“Preferential Collection of Claims Against Company. The Trustee is subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act.  A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.”
(c)         Article 7 of the Indenture shall be amended by adding the following section at the end of such Article as Section 7.14:
“Reports by Trustee to Holders.
Within 60 days after December 31, 2025 and each anniversary thereafter, the Trustee shall transmit by mail to all Holders, as their names and addresses appear on the register kept by the Note Registrar, a brief report dated as of such date or anniversary date, as applicable, in accordance with, and to the extent required under, Section 313 of the Trust Indenture Act.
The Trustee shall comply with Section 313 of the Trust Indenture Act.”
(d)         Article 8 of the Indenture shall be amended by adding the following section at the end of such Article as Section 8.06:
“Communication by Holders with Other Holders. Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture.  The Company, the Trustee, the Note Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.”
(e)         Article 17 of the Indenture shall be amended by adding the following section at the end of such Article as Section 17.18:
“Trust Indenture Act Controls.
If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the Trust Indenture Act, such required or deemed provision shall control.”

ARTICLE III
MISCELLANEOUS
Section 3.01        Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. Every holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.
Section 3.02        Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of the Supplemental Indenture as fully and with like force and effect as though set forth in full herein.
Section 3.03        Successors. All agreements of the Company and the Trustee in this Supplemental Indenture will bind their respective successors.
Section 3.04        Governing Law. THIS SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 3.05        Headings, Etc. The titles and headings of the articles and sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 3.06        Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 3.07        Severability. In the event any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.
Section 3.08        Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

IMMUNOCORE HOLDINGS PLC

By:	/s/ Bahija Jallal
Name: Bahija Jallal
Title: Chief Executive Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joshua A. Hahn
Name: Joshua A. Hahn
Title: Vice President

[Signature Page to First Supplemental Indenture]

CROSS-REFERENCE TABLE (1)

Section of Trust Indenture Act of 1939, as Amended	Section of Indenture
310(a)	7.08
310(b)	7.08
310(c)	Inapplicable
311(a)	7.13
311(b)	7.13
311(c)	Inapplicable
312(a)	5.01
5.02
312(b)	8.06
312(c)	8.06
313(a)	7.14
313(b)	7.14
313(c)	7.14
313(d)	7.14
314(a)	4.06(b)
4.08
314(b)	Inapplicable
314(c)	17.05
314(d)	Inapplicable
314(e)	17.05
314(f)	Inapplicable
315(a)	7.01
315(b)	6.10
315(c)	7.01
315(d)	7.01
315(e)	6.11
316(a)	6.09
8.04
316(b)	6.06 6.09
316(c)	8.01
317(a)	6.04
317(b)	4.04
318(a)	17.18

(1)	This Cross-Reference Table does not constitute part of the Indenture or the Supplemental Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.